EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form S-1 pertaining to 3,500,000 shares of Darkstar Ventures, Inc. common stock of our report dated September 21, 2011 on the financial statements of Darkstar Ventures, Inc. for the periods ended July 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/S/ WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
September 21, 2011